UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 21, 2023

EVOFEM BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36754	20-8527075
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7770 Regents Road, Suite 113-618

San Diego, California 92122

(Address of principal executive offices)

(858) 550-1900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock, par value $0.0001 per share	EVFM	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On December 21, 2023, Evofem Biosciences, Inc. (the “Company”) entered into the following agreements with holders (each a “Holder”) of certain of the Company’s previously issued Securities (as defined below) (i) a waiver and rights exchange agreement (the “Rights Exchange Agreements”) and (ii) an amendment and preferred exchange agreement (the “Preferred Exchange Agreements”, and together with the Rights Exchange Agreement the “Exchange Agreements”). The Exchange Agreements were made in light of the Merger Agreement that the Company signed with Aditxt, Inc. (“Aditxt”) on December 11, 2023.

As stated in that certain Current Report on Form 8-K, filed December 12, 2023, the Company has authorized a new series of convertible preferred stock of the Company designated as Series F-1 Convertible Preferred Stock, $0.0001 par value ( the “Series F-1 Preferred Stock”), the terms of which are set forth in the certificate of designation for such series of preferred stock (the “New Certificate of Designation”). The New Certificate of Designation provides that the Series F-1 Preferred Stock will be convertible to into shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”).

Pursuant to the Rights Exchange Agreements, the Company and each Holder agreed to, among other things, exchange certain Rights to Receive Common Stock, dated as of September 15, 2022, each as amended by those certain Side Letters, by and between the Company and the holders thereto, dated as of March 7, 2023 (the “Original Rights”) for identical new rights to purchase Common Stock (the “New Rights”, and collectively with the Original Rights, the “Rights”) at the exchange value set forth therein (collectively, the “Rights Exchanges”). Pursuant to the Preferred Exchange Agreements, the Company and each Holder agreed to, among other things, exchange (i) certain portions of the New Rights and (ii) warrants issued pursuant to those certain Securities Purchase Agreements entered into between December, 2022 and September, 2023 (the “Warrants”, and together with the Rights, the “Securities”) for an aggregate of 22,280 shares of the Series F-1 Preferred Stock (“the “Exchange Preferred Stock”) and such underlying shares of Common Stock issuable upon conversion thereof pursuant to the terms of the New Certificate of Designation (collectively, the “Preferred Exchanges”, and together with the Rights Exchanges, the “Exchanges”).

The Exchanges were each made in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act.

Prior to the Consummation of the Merger Agreement, the Aditxt and the Holders shall enter into an exchange agreement (the “Aditxt Exchange Agreement”) whereby the shares of the Company’s Series F-1 Preferred Stock will be exchanged for Aditxt preferred stock with a stated value of no less than the stated value of the Series F-1 Preferred Stock.

Item 1.01 of this Current Report on Form 8-K contains only a brief description of the material terms of the Exchange Agreements and the New Certificate of Designation and does not purport to be a complete description of the rights and obligations of the parties thereunder, and such description is qualified in its entirety by reference to the full text of the New Certificate of Designation, Rights Exchange Agreement, and Preferred Exchange Agreement, which are attached as Exhibits 3.1, 10.1 and 10.2, respectively, to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Designation of the Series F-1 Preferred Stock (incorporated by reference to Exhibit 3.1 on the Company’s Current Report on Form 8-K(File No. 001-36754) filed on August 10, 2023).
10.1*	Form of Waiver and Rights Exchange Agreement
10.2*	Form of Amendment and Preferred Exchange Agreement.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Filed herein

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVOFEM BIOSCIENCES, INC.

Dated: December 26, 2023	By:	/s/ Saundra Pelletier
Sandra Pelletier
Chief Executive Officer